Exhibit 21

Subsidiaries of ePlus inc.

ePlus Group, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Technology, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Government, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Systems, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Content Services, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Systems, inc.

ePlus Canada Company, registered in Canada, a wholly-owned subsidiary of ePlus Capital, inc.

ePlus Capital, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Document Systems, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus inc.

ePlus Jamaica, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Group, inc.

ePlus Iceland, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Group, inc.

ePlus Technology Services, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Technology, inc.

ePlus Cloud Services, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Technology, inc.